Exhibit 99.1

IHOP CORP.

FOR IMMEDIATE RELEASE

Stacy Roughan Director, Investor Relations IHOP Corp. 818-637-3632

IHOP Corp. Announces Corporate Name Change to

DineEquity, Inc. Effective June 2nd

GLENDALE, Calif., May 28, 2008 —  IHOP Corp. (NYSE: IHP) announced today that it will change its corporate name to DineEquity, Inc. on June 2, 2008.  The Company’s common stock will begin trading under the symbol “DIN” on the New York Stock Exchange effective June 2, 2008.

Julia A. Stewart, chairman and chief executive officer of IHOP Corp., said, “The acquisition of Applebee’s required that we select a name for our company that reflects our company’s core competencies and recognizes our ownership of multiple brands; and DineEquity does just that.  Further, DineEquity’s tagline ‘Great Franchisees. Great Brands.’ prominently identifies two of the most important contributors to our success.  With Applebee’s and IHOP, we have brought together two great brands, and we are beginning to demonstrate how we are more successful together, than we could ever have been apart.  Our name change to DineEquity reflects the promise of our newly combined company.  We expect to deliver enhanced value to our shareholders, brand leadership to our franchisees, an improved restaurant experience to our guests, and a commitment to excellence by our employees.”

DineEquity, Inc. common stock has been assigned the CUSIP number 254423106.  Holders of common stock are not required to exchange currently outstanding stock certificates for new stock certificates.

Based in Glendale, California, DineEquity, Inc. franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands.  With more than 3,300 restaurants combined, DineEquity is the largest full-service restaurant company in the world.  For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

There are forward-looking statements contained in this news release. They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology, and include statements regarding the strategic and financial benefits of the acquisition of Applebee’s International, Inc., expectations regarding integration and cost savings, and other financial guidance. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: the implementation of the Company’s strategic growth plan; the availability of suitable locations and terms for the sites designated for development; the ability of franchise developers to fulfill their commitments to build new restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; risks associated with executing the Company’s strategic plan for Applebee’s; risks associated with the Company’s incurrence of significant indebtedness to finance the acquisition of Applebee’s; the failure to realize the synergies and other perceived advantages resulting from the acquisition; costs and potential litigation associated with the acquisition; the ability to retain key personnel after the acquisition; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies; or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the IHOP, International House of Pancakes and Applebee’s brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.